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                                                                   EXHIBIT 99(H)




                                       FORM OF
                 ENVIROTEST SYSTEMS CORP. DIRECTOR STOCK OPTION PLAN
                         GRANT OF NON-QUALIFIED STOCK OPTION



Date of Grant: ______________________


     THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Envirotest Systems Corp., a Delaware corporation (the "Company") to ______________ (the "Grantee"), who is a director of the Company.

     WHEREAS, the Board of Directors of the Company (the "Board") has created a Director Plan Committee (the "Committee") to grant non-qualified stock options to certain directors of the Company;

     WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of an option to purchase an aggregate of _________ shares of the Class A Common Stock of the Company, par value $0.01 per share (the "Stock"), and has determined that it would be in the best interest of the Company to grant the non-qualified stock options documented herein; and

     WHEREAS, the Board on ___________________ approved the grant of such Stock Option to Grantee,

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   GRANT OF OPTION.

     Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to _______ shares of Stock at a price of $______ per share, the fair market value. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

2.   INSTALLMENT EXERCISE.

     Subject to such further limitations as are provided herein, the Option shall become exercisable in three (3) installments, the Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates in cumulative fashion:

     (a) on and after the first anniversary of the Date of Grant, up to 33% of the total number of Option Shares;

     (b) on and after the second anniversary of the Date of Grant, up to an additional 33% of the total number of Option Shares; and

     (c) on and after the third anniversary of the Date of Grant, the remaining Option Shares.

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3.   TERMINATION OF OPTION.

     (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the "Option Term").

     (b) Upon the occurrence of the Grantee's ceasing to serve on the Board of Directors of the Company (other than by disability or death), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such event.

     Upon a termination of service on the Board by reason of disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such termination date: (i) the one-year period following the date of such termination of the Grantee's service in the case of a disability (within the meaning of Section 422(c)(6) of the Internal Revenue Code of 1986, as amended ("Code")); (ii) the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of the Grantee's death during his service to the Company, but not later than one year after the Grantee's death; and (iii) the thirty (30) day period following the date of such other event, or in the case of disability other than as described in (i) above.

     (c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

     (d) Notwithstanding any other provisions set forth herein, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any subsidiary of the Company, or (ii) breach any covenant not to compete, or employment contract, with the Company or any subsidiary of the Company, or (iii) engage in conduct that would warrant the Grantee to cease serving on the Board due to any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any subsidiary of the Company, whether before or after such service on the Board, any unexercised portion of the Option shall immediately terminate and be void.

4.   EXERCISE OF OPTIONS.

     (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

     (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

     On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not

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acceptable to the Committee.

     (c) In lieu of exercising his Option to purchase the maximum number of shares permitted under this Agreement, Grantee shall be permitted to relinquish all or any part of the unexercised portion of the Option (such portion of the Option relinquished being hereinafter referred to as the "Relinquished Option") for a number of whole shares of Stock equal to the product of (i) the number of shares of Stock subject to the Relinquished Option and (ii) a fraction, the numerator of which is the excess of (x) the current fair market value per share of Stock covered by the Relinquished Option over (y) the exercise price of such Relinquished Option, and the denominator of which is the then current fair market value per share of such Stock. No fractional shares of Stock will be issued pursuant to the exercise of Relinquished Options. Rather, cash equal to the fractional amount of such share multiplied by the fair market value per share will be paid to the Grantee, subject to the federal income and other tax withholding requirements of Section 11 hereof.

     (d) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.   CHANGE OF CONTROL.

     The Option shall vest and be exercisable upon a "Change of Control" of the Company as defined in Exhibit A attached hereto.

6.   ADJUSTMENT OF AND CHANGES IN STOCK OF THE COMPANY.

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

7.   FAIR MARKET VALUE.

     As used herein, the "fair market value" of a share of Stock shall be the closing price on the last trading date prior to the Date of Grant as reported on either the New York or American Stock Exchange or in the NASDAQ/National Market System. If the Common Stock was not traded on the day preceding the Date of Grant, the nearest present date shall be substituted in the preceding sentence.

8.   NO RIGHTS OF STOCKHOLDERS.

     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9.   NON-TRANSFERABILITY OF OPTION.

     During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or, during periods of legal disability, by any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the

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levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

10.  USE OF PROCEEDS.

     The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options shall be added to the Company's general funds and used for such purposes as the Company deems appropriate.

11.  TAX WITHHOLDING.

     The Committee may, in its sole discretion, (a) require a Grantee to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state, and local withholding tax requirements prior to the delivery of any certificate for shares pursuant to the exercise of an Option hereunder; (b) grant to a Grantee the right to satisfy, in whole or in part, any such withholding tax requirements by electing to require that the Company, upon any exercise of the Option, withhold from the shares of Stock issuable to the Grantee upon the exercise of the Option, that number of full shares of Stock having a fair market value equal to the amount or portion of the amount required to be withheld; or (c) satisfy such withholding requirements through another lawful method, including through additional withholdings against the Grantee's other wages with or payments from the Company.

12.  DISPOSITION OF OPTION SHARES.

     If the Grantee disposes of any Option Shares within two years of the Date of Grant or within one year after the date of issuance of an Option Share, Grantee shall, within ten (10) days of such disposition date, notify the Company of the sales price or other value ascribed to or used to measure the disposition of such Option Shares and immediately deliver to the Company any amount of federal or state income or employment taxes required by law, as determined by the Committee.

13.  SERVICE NOT AFFECTED.

     Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to continuance of service with the Company.

14.  AMENDMENT OF OPTION.

     The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable to conform to any changes in the law which occurs after the Date of Grant and by its terms applies to the Option; or (ii) which the Board may deem to be in the best interests of the Company, provided that no amendment shall impair or negate any of the rights or obligations under this grant, without the consent of the Grantee.

15.  NOTICE.

     Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 246 Sobrante Way, Sunnyvale, California 94086, and any notice to Grantee shall be addressed to the Grantee at the current address shown on the records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

16.  GOVERNING LAW.

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Delaware, except to the extent preempted by federal law, which shall to the extent govern.

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     IN WITNESS WHEREOF, THE COMPANY has caused its duly authorized officers to execute and attest this Grant of Non-Qualified Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

                                        ENVIROTEST SYSTEMS CORP.

Attest:

_____________________________           By:_______________________________
     Secretary


ACCEPTED AND AGREED TO:



By:__________________________









Attachment - Exhibit A









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                                       EXHIBIT A


     "Change of Control" means (i) any sale, transfer or other conveyance (other than to the Company or a wholly owned Subsidiary of the Company), whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or series of related transactions, if, immediately after such transaction, any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power entitled to vote in the election of directors, managers, or trustees of the transferee, (ii) any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power of the Voting Stock then outstanding, or (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     For purposes of this definition, (i) the terms "person" and "group" shall have the meanings used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act, whether or not applicable; PROVIDED that no Excluded Person and no person or group controlled by Excluded Persons shall be deemed to be a "person" or "group" and, (ii) the term "BENEFICIAL OWNER" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

     "Voting Stock" means the Capital Stock of the Company having generally the right to vote in the election for a majority of the directors of the Company.

     "Excluded Person" means any beneficial holder of 5% or more of any class of common stock of the Company outstanding immediately prior to the consummation of the initial underwritten public offering by the Company of 3,400,000 shares of the Company's Class A Common Stock in April 1993.







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